Exhibit 99.6

Equity Tender Offer FAQs

1.	What is a tender offer?

A tender offer is a public bid for stockholders to sell their stock. Typically, a tender offer is commenced when the company making the offer – the bidder – places a summary advertisement, or “tombstone,” in a major national newspaper and the offer to purchase is printed and mailed to the target company’s stockholders. A tender offer must comply with the rules and regulations of the SEC, which include certain disclosure requirements, minimum offering periods, withdrawal rights, manner of publication, and other requirements.

Some of the other basic legal requirements and considerations of tender offers include:

•	The bidder must file a Schedule TO. A bidder must, as soon as practicable on the commencement date of the tender offer, file a Schedule TO with the SEC (see “Key Documents” below). The bidder must deliver a copy of the Schedule TO to the target company, any other bidder that has filed a Schedule TO for an outstanding offer, and to each national securities exchange on which the target company’s securities trade.

•	The target must file a Schedule 14D-9. Within 10 business days of the commencement of a tender offer, the target company’s board of directors must disseminate a statement to its security holders disclosing the target company’s position with respect to the offer. A Schedule 14D-9 (see “Key Documents” below) must be filed with the SEC on the date the recommendation is first published, sent or given to security holders.

•	Dissemination of information. To enable a bidder to send the offer documents to the target company shareholders, the target may either provide the bidder with a shareholder list or directly mail the offer to purchase to its stockholders. If there is a mailing to stockholders, it will be sent to all holders.

•	Minimum duration of offer. A tender offer must remain open for at least 20 business days after it begins. However, tender offers are often not completed within 20 business days when their conditions are not satisfied within that initial period. Also, an offer must remain open for at least 10 business days after certain material changes. In addition, security holders have withdrawal rights and may withdraw tendered shares during the entire period the equity tender offer remains open.

2.	What is the “offer date”?

The day the offer commences, signaled by the mailing of an offer to target stockholders and/or placement of a “tombstone” ad in the national editions of the Wall Street Journal or The New York Times.

The offer date for Pilgrim’s Pride offer is scheduled for September 29, 2006.

3.	What is the “expiration date”?

Every tender offer must be open a minimum of 20 business days. Every offer has an initial expiration date (i.e., the end of the 20th business day), but this expiration date may be extended by the bidder. Pilgrim’s Pride has announced that its tender offer is scheduled to expire at midnight, Eastern Daylight Time, on October 27, 2006; however, the expiration date may be extended. If Pilgrim’s Pride extends the expiration date of its tender offer, which often occurs, we will issue a press release announcing the new expiration date.

4.	What is a shareholder rights plan?

A shareholder rights plan, sometimes referred to as a “poison pill,” makes it prohibitively expensive for the bidder to purchase over a certain percentage of the target company’s shares (20 percent in Gold Kist’s case) without the support of the target company’s board of directors. Once a shareholder acquires 20% of Gold Kist common shares, existing common shareholders (other than the 20% owner who has not been approved by Gold Kist’s board) have the opportunity to buy Gold Kist shares at a discount to the current market price. Exercise of the rights would cause substantial dilution to us and therefore would significantly increase the price we would have to pay to acquire Gold Kist. In some cases, a target company’s board of directors may have a fiduciary duty to take steps, such as redeeming the rights or amending the plan, to assure that the poison pill will not prevent the company’s shareholders from accepting a tender offer.

5.	What is a proxy contest?

A proxy contest is a contest to win stockholder votes in an election of the corporation’s directors or the vote on a proposal put before the stockholders. Typically, the vote is held at a meeting of the stockholders. Stockholders may vote either in person or by proxy.

Along with our offer for Gold Kist, in order to preserve flexibility with respect to the proposed combination, the Pilgrim’s Pride’s President and Chief Executive Officer also submitted a shareholder proposal to adjust the number of directors on Gold Kist’s board and submitted a slate of nine nominees for election to Gold Kist’s board at the upcoming annual meeting of Gold Kist shareholders. If we are unable to reach a negotiated agreement with Gold Kist, we intend to solicit proxies for approval of this proposal and election of the board nominees. If the proposal is adopted and the nominees are elected, the nominees will constitute a majority of the Gold Kist board and we believe that, subject to their fiduciary duties, the nominees on the Gold Kist board would take the actions that may permit Gold Kist shareholders to accept our offer.

Key Documents

Schedule TO: The buyer’s tender offer statement. This is the official legal document that describes the offer, and includes the “offer to purchase,” the document that gets sent to stockholders. It is required to include, among other things, the target’s name; the number of shares sought and the price offered; any conditions attached to the offer; the background of any discussions or other contacts between the buyer and the target; the source and amount of funds the buyer has available for the purpose; the reasons the buyer is making the offer and what it proposes to do if it succeeds; and who is soliciting shares for the buyer.

Pilgrim’s Pride’s Schedule TO is expected to be filed with the SEC on September 29, 2006. It will be available at the following website addresses: www.pilgrimspride.com and www.sec.gov.

Schedule 14D-9: The target company’s SEC filing in response to an offer. It is a description of the target company board’s recommendation concerning the offer or a statement why the board is unable to take a position with respect to the offer. Whether the board advises stockholders to accept or reject, the company has to file this schedule. It includes who the board members are, which securities they are talking about, and whether they have made any arrangements with the bidder or among their own stockholders.

Gold Kist’s Schedule 14D-9 will be made available at www.sec.gov as soon as its board makes a recommendation to its stockholders on Pilgrim’s Pride’s offer.

Conditions for Tender Offer: Listed in the Offer to Purchase filed with the Schedule TO. These must be met or waived in order for the offer to be completed.

The tender offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration date of the offer, at least a majority of the total number of Gold Kist’s outstanding shares on a fully diluted basis; the redemption or amendment of Gold Kist’s shareholder rights plan; the expiration or termination of all waiting periods imposed by applicable antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; there being validly tendered and not withdrawn a majority in principal amount of Gold Kist’s public notes in a concurrent debt tender offer and consent solicitation; availability of the proceeds of the financings contemplated by Pilgrim’s Pride’s amended credit agreement and commitment letter sufficient to finance the tender offer and related merger, to refinance debt of Gold Kist and Pilgrim’s Pride in connection with the offer and related merger and to pay related fees and expenses; approval of the tender offer under the Delaware “business combination” statute or non-applicability of that statute; and a majority of the members of Gold Kist’s board being Pilgrim’s Pride nominees or otherwise acceptable to Pilgrim’s Pride.

The complete terms and conditions of the tender offer are contained in the Offer to Purchase included in the tender offer statement filed with the SEC.

Forward-Looking Statements:

Statements contained herein that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management, including as to the expected benefits of the proposed transaction with Gold Kist, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; changes in laws or regulations affecting our operations or the application thereof; competitive factors and pricing pressures or the loss of one or more of our largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; management of our cash resources, particularly in light of our leverage, and restrictions imposed by and as a result of, our leverage; inability to complete the proposed acquisition or effectively integrate Gold Kist’s business or realize the associated cost savings and operating synergies currently anticipated; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Legal Information

This FAQ is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Gold Kist. Any offers to purchase or solicitation of offers to sell Gold Kist shares will be made only pursuant to the tender offer statement (including the offer to purchase, the letter of transmittal and other offer documents) which will be filed with the Securities and Exchange Commission (“SEC”). Gold Kist stockholders are advised to read these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety when they are filed because they will contain important information. Gold Kist stockholders may obtain copies of these documents for free (when they become available) at the SEC’s website at www.sec.gov or by calling Innisfree M&A Incorporated, the Information Agent for the offer, at 1-877-687-1874 (toll free from the U.S. and Canada).

Pilgrim’s Pride currently intends to solicit proxies for use at Gold Kist’s 2007 Annual Meeting of Stockholders, or at any adjournment or postponement thereof, to vote to increase the number of directors constituting Gold Kist’s entire board to 15 and fill nine positions on the expanded board with nominees of the president and chief executive officer of Pilgrim’s Pride. Investors and security holders are urged to read the proxy statement and other disclosure documents regarding the proposed transaction, when they are filed, because they will contain important information. These disclosure documents will be filed with the Securities and Exchange Commission by Pilgrim’s Pride Corporation and security holders may obtain a free copy of these disclosure documents (when they become available) and other documents filed with the SEC by Pilgrim’s Pride Corporation at the SEC’s web site at www.sec.gov. The disclosure documents filed with the SEC by Pilgrim’s Pride Corporation may also be obtained for free by directing a request to Pilgrim’s Pride Corporation at 4845 U.S. Highway 271 N, Pittsburg, Texas, 75686 Attn. Secretary. The identity of people who, under SEC rules, may be considered “participants in a solicitation” of proxies from Gold Kist stockholders for use at its 2007 Annual Meeting of Stockholders and a description of their direct and indirect interest in the solicitation, by security holdings or otherwise, is contained in the Form 425 filed by Pilgrim’s Pride with the SEC on August 24, 2006.